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                                                                     EXHIBIT 6.3

                              SECURITY AGREEMENT
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     THIS SECURITY AGREEMENT, made and entered into as of November 1, 1995 by
PAN WESTERN ENERGY CORPORATION with offices at 1850 South Boulder Avenue, Suite 300, Tulsa, Oklahoma 74119 (herein the "Debtor"). For good and valuable consideration, the receipt of which is hereby acknowledged, the Debtor agrees to grant to SIDNEY L. ANDERSON whose address is 1030 East 18th Street, Tulsa, Oklahoma 74120 (herein the "Secured Party"), effective as of the Effective Date (as herein defined), a security interest in and to the following described property (herein collectively called the "collateral"), wherever located, whether now or hereafter acquired, to wit:

All equipment in all of its forms, wherever located, now or hereafter existing, and all parts thereof and all accessions thereto (herein collectively the "Equipment"); all inventory in all of its forms, wherever located, now or hereafter existing, and all accessions thereto and products thereof (herein collectively the "Inventory"); each and every right of Debtor to the payment of money, howsoever evidenced, now or hereafter existing (the "Receivables"); all general intangibles of Debtor, whether now owned or hereafter acquired (herein collectively the "General Intangibles"); all fixtures, trade fixtures and leasehold improvements and any additions to, substitutions for, changes in or replacements of the whole, or any part thereof, now or at any time hereafter affixed to, attached to, placed upon or used in any way in connection with the use, enjoyment and occupancy of or operations conducted upon or within the real estate and improvements located thereon, which real estate is described on the schedule attached hereto, marked Exhibit A and made a part hereof (herein collectively the "Fixtures"); all other tangible and intangible property (the "Other Property"); and all products and proceeds of any and all of the foregoing Collateral (herein the "Proceeds").

     This Agreement is made for the purpose of securing the payment of the obligations of the Debtor under Section 3 of that certain Amended and restated Employment Agreement (herein the "Employment Agreement") dated as of even date herewith, between Debtor and Secured Party (herein referred to as the "Obligation"), and the security interest described herein. The security interest described herein is executory in nature; it shall become effective and shall be deemed granted, automatically and without further action on the part of either Debtor or Secured Party.

DEBTOR EXPRESSLY WARRANTS AND COVENANTS:

     1. That except for the security interest to be granted hereby as of the Effective Date, except for an identical security interest to be granted to Michael B. Edwards as of the Effective Date identified in the security Agreement of even date between Debtor, debtor therein, and Michael B. Edwards, secured party therein, and except for security interests which may be granted from time to time
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by Debtor to secure financing obtained by it in the ordinary course of its business, Debtor is, or to the extent that this Agreement states that the collateral is to be acquired after the date hereof, will be, the owner of the Collateral free from any adverse lien, security interest or encumbrance; and that the Debtor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

     2. Debtor holds the Collateral for use in its business and not for consumer purposes.

     3. The execution, delivery and performance hereof are within Debtor's powers, as applicable, have been duly authorized, and are not in any contravention of law or the terms of any indenture, agreement or undertaking to which Debtor is a party, or by which it is bound.

     4. Until default, Debtor may use the Collateral in any lawful manner not inconsistent with this Agreement or with the terms or conditions of any policy of insurance thereon.

     5. At any time on or after the Effective Date, at the request of Secured Party, Debtor will join with Secured Party in executing one or more financing statements pursuant to the Oklahoma Uniform Commercial Code or other applicable law in form satisfactory to Secured Party, and any continuation or termination statement, in all public offices wherever filing is deemed by Secured Party to be necessary or desirable.

     6. To pay all taxes and assessments of every nature which may be levied or assessed against the Collateral at any time on or after the Effective Date.

     7. Not to permit or allow the Collateral to be attached or replevied at any time on or after the Effective Date.

     8. At its option, at any time on or after the Effective Date, Secured Party may discharge taxes, liens or security interests or other encumbrances at any time levied or placed on the Collateral and may pay for the repair of any damage or injury and may pay for the maintenance and preservation of the Collateral. Debtor agrees to reimburse Secured Party on demand for any payment made or expense incurred by Secured Party pursuant to the foregoing authorization. Until such reimbursement, the amount of any such payment shall be added to the indebtedness owed by Debtor and shall be secured by this Security Agreement.

     9. That Debtor will, from and after the Effective Date, at Debtor's own expense, insure the Collateral with a reliable insurance company against loss or damage by fire, extended coverage and theft for an amount equal to the value of said Collateral, and keep the same so insured continuously until the full amount of the Obligation is paid.
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     10.  Debtor will pay Secured Party any and all costs and expenses incurred in recovering possession of the Collateral and incurred in enforcing this Security Agreement, and the same shall be secured by this Security Agreement.

     11. That at no time on or after the Effective Date shall Debtor will not use the Collateral in violation of any applicable statutes, regulations or ordinances.

     UNTIL DEFAULT Debtor may have possession of the Collateral and use it in any lawful manner not inconsistent with this Security Agreement and the Obligation and not inconsistent with any policy of insurance thereon, and upon default Secured Party shall have the immediate right to possession of the Collateral.

     DEBTOR SHALL BE IN DEFAULT under this Security Agreement upon failure to pay the Obligation in accordance with its terms after fifteen (15) days prior written notice from Secured Party and an opportunity to cure the default within such notice period.

     UPON SUCH UNCURED DEFAULT and at any time thereafter, Secured Party shall have the remedies of a secured party under the Nebraska Uniform Commercial Code or other applicable law. Secured Party may require Debtor to assemble the Collateral and deliver or make it available to Secured Party at a place to be designated by Secured Party which is reasonable convenient to both parties. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give Debtor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of reasonable notice shall be met if such notice is mailed, postage prepaid, to the address of Debtor shown at the beginning of this agreement at least twenty days before the time of the sale or disposition.

     All proceeds of the sale of Collateral hereunder and all other moneys received by Secured Party pursuant to the terms of this Security Agreement shall be applied as follows:

     FIRST:  To the payment of all expenses incurred by Secured Party in
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connection with such sale, including, but not limited to, the expenses of taking, advertising, processing, preparing and storing the Collateral to be sold, all court costs and the fees and disbursements of legal counsel to Secured Party in connection therewith, and to the repayment of all advances made by any of Secured Party hereunder for the account of Debtor and the payment of all costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder, to the extent that such advances, costs and expenses shall not theretofore have been reimbursed to Secured Party by Debtor; and


     SECOND:  To the payment in full of the obligation; and
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     THIRD:  The balance, if any, of such proceeds shall be paid to Debtor, its
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successors and assigns, or as a court of competent jurisdiction ray direct.

     No waiver by Secured Party of any default shall operate as a waiver of any other default or of the same default on a future occasion. The taking of this Security Agreement shall not waive or impair any other security said Secured Party may have or hereafter acquire for the payment of the above indebtedness, nor shall the taking of any such additional security waive or impair this Security Agreement; but said Secured Party may resort to any security it may have in the order it may deem proper, and notwithstanding any collateral security, Security Party shall retain its right of set-off against Debtor.

     All rights of Secured Party hereunder shall inure to the benefit of its successors and assigns; and all promises and duties of Debtor shall bind its successors or assigns. If there be more than one Debtor, their liabilities hereunder shall be joint and several.

     IN WITNESS WHEREOF, the Debtor has executed this Security Agreement as of the date and year first above written.

                                        PAN WESTERN CORPORATION


                                      /s/ Clayton E. Woodrum
                                     -------------------------------------------
                                        By:  Clayton E. Woodrum
                                             Executive Vice President